UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 26, 2012

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania		19422
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our board appointed Adel A.F. Mahmoud, M.D., Ph.D as a member of our board of directors effective, and Dr. Mahmoud accepted the appointment on, March 26, 2012.

Dr. Mahmoud is currently a member of the faculty at The Woodrow Wilson School of Public and International Affairs and The Department of Molecular Biology at Princeton University, where he served since 2007. From 1999 to 2005, Dr, Mahmoud served as President of Merck Vaccines and also served as Merck’s Chief Medical Advisor for Vaccines and Infectious Diseases. His prior academic services at Case Western Reserve University and University Hospitals of Cleveland spanned 25 years, concluding as Chairman of Medicine and Physician-in-Chief from 1987 to 1998.

As a member of our board of directors, Dr. Mahmoud will be entitled to receive a retainer equal to that paid to all or our non-management directors, of $30,000 per year. We also granted Dr. Mahmoud a stock option to purchase 75,000 shares of our common stock at an exercise price of $0.62 per share, which was the closing price of our common stock on March 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: March 27, 2012